Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-209352) on Form S-8 of River Financial Corporation of our reports dated March 10, 2026, relating to our audit of the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in this Annual Report on Form 10-K, of River Financial Corporation for the year ended December 31, 2025.

/s/ Mauldin & Jenkins, LLC

Birmingham, Alabama

March 10, 2026